Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 31, 2022, with respect to the consolidated financial statements included in the Annual Report of Orbital Energy Group, Inc. (formally known as CUI Global, Inc.), on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of Orbital Energy Group, Inc. on Forms S-3 (File No. 333-252682).

/s/ Grant Thornton LLP

Dallas, Texas

March 31, 2022